UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2025

GRYPHON DIGITAL MINING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39096	83-2242651
(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100
Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

(702) 945-2700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported in a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”), on September 5, 2024, Gryphon Digital Mining, Inc., a Delaware corporation (the “Company”) received a letter from Nasdaq indicating that the bid price for the Company’s common stock (the “Common Stock”) for the last 30 consecutive business days had closed below the minimum $1.00 per share and, as a result, the Company was not in compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). The Company was provided with an initial compliance period of 180 calendar days, or until March 4, 2025, to regain compliance with the Minimum Bid Price Rule. The Company did not regain compliance with the Minimum Bid Price Rule during the allotted time period.

Accordingly, on March 5, 2025, the Company received a staff delist determination letter from the Nasdaq Listing Qualifications Department, as a result of its failure to regain compliance with the Minimum Bid Price Rule. The Company was not automatically eligible for a second 180-day compliance period because it did not meet the initial listing requirement of $5.0 million of stockholders’ equity, or other listing alternatives, for Nasdaq Capital Market as set forth under Nasdaq Listing Rule 5505(b)(1).

The Company intends to timely request a hearing before a Nasdaq Hearings Panel (the “Panel”). This hearing request will stay Nasdaq’s delisting of the Company’s common stock pending the Panel’s decision and any extension provided by the Panel. The Company intends to present its plan of compliance and will seek approval for an extension to execute and demonstrate compliance.

The Company has retained Donohoe Advisory Associates LLC to assist the Company in its preparation for the hearing and developing its compliance plan.

This report contains forward-looking statements, including, but not limited to, the timing of the hearing and the timing of the decision of the Panel. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the hearing may be scheduled, and the Panel may issue a decision, more quickly than expected, which shorter timeline(s) may be unfavorable for the Company and the continued listing of the Company’s Common Stock on The Nasdaq Capital Market. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

Item 7.01. Regulation FD Disclosure

As previously reported in a Current Report on Form 8-K, filed with the Commission on March 11, 2025, the Company and Sphere 3D Corp. entered into a settlement and release agreement (the “Settlement Agreement”) on mutually acceptable terms. On March 11, 2025, the Company issued a press release regarding the Settlement Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information provided in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

99.1	Press Release dated March 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON DIGITAL MINING, INC.

Date: March 11, 2025	By:	/s/ Steve Gutterman
		Name:	Steve Gutterman
		Title:	Chief Executive Officer

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